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                                COMDIAL CORPORATION AND SUBSIDIARIES
                                                                         Exhibit 11

                  SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS

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(Dollars in thousands except share amounts)                 Three Months Ended
                                                            ------------------
                                                         April 2,         April 4,
                                                           2000             1999
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BASIC
Net income:                                                 $341              $388
===================================================================================
Weighted average number of common
     shares outstanding during the period              9,082,380         8,859,302
Add - contingency shares                                       -            68,600
        deferred shares                                   16,619            11,548
                                                      -----------------------------
Weighted average number of shares used in cal-
     culation of basic earnings per common share       9,098,999         8,939,450
===================================================================================


Basic earnings per common share:                           $0.04             $0.04
===================================================================================

DILUTED
Net income - basic                                          $341              $388
===================================================================================

Weighted average number of shares used in cal-
     culation of basic earnings per common share       9,098,999         8,939,450
Add (deduct) incremental shares representing:
     Shares issuable based on period-end market
        price or weighted average price:
        Stock options                                    344,565            47,282
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Weighted average number of shares used in calcula-
     tion of diluted earnings per common share         9,443,564         8,986,732
===================================================================================

Diluted earnings per common share                          $0.04             $0.04
===================================================================================
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